As Filed with the Securities and Exchange Commission on August 4, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0761159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

567 San Nicholas Drive, Suite 360, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

1998 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

Jeffrey H. Margolis, Chief Executive Officer

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(Name and address of agent for service)

(949) 719-2200

(Telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	1,500,000	$13.50	$20,250,000	$2,166.75

(1)	Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1998 Long-Term Incentive Plan (the “Plan”). An aggregate of 14,500,000 shares of our Common Stock, including the shares registered hereby, are issuable under the Plan. In addition to the shares of Common Stock registered hereby, 4,000,000 shares of our Common Stock issuable under the Plan were previously registered under a Registration Statement on Form S-8 (Registration No. 333-92729) filed with the Securities and Exchange Commission on December 14, 1999; 3,200,000 shares of our Common Stock issuable under the Plan were previously registered under a Registration Statement on Form S-8 (Registration No. 333-43220) filed with the Securities and Exchange Commission on August 7, 2000; 1,800,000 shares of our Common Stock issuable under the Plan were previously registered under a Registration Statement on Form S-8 (Registration No. 333-63902) filed with the Securities and Exchange Commission on June 26, 2001; 2,000,000 shares of our Common Stock issuable under the Plan were previously registered under a Registration Statement on Form S-8 (Registration No. 333-106673) filed with the Securities and Exchange Commission on June 30, 2003; and 2,000,000 shares of our Common Stock issuable under the Plan were previously registered under a Registration Statement on Form S-8 (Registration No. 333-118084) filed with the Securities and Exchange Commission on August 10, 2004.
(2)	The aggregate offering price for the 1,500,000 shares of Common Stock registered hereby which may be issued under the Plan is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on August 1, 2006, which was $13.50 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by The TriZetto Group, Inc. (the “Company”) to register an additional 1,500,000 shares of the Company’s Common Stock, par value $0.001 per share, issuable under the Company’s 1998 Long-Term Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Registration Nos. 333-92729, 333-43220, 333-63902, 333-106673, 333-118084) previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof. On April 5, 2006, the Company’s Board of Directors approved an increase of 1,500,000 shares of Common Stock issuable under the Plan and on May 22, 2006, the Company’s stockholders approved such increase, bringing the total number of shares authorized for sale under the Plan to 14,500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on April 15, 2004).

4.2	2005 Amendment to 1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005).

4.3	2006 Amendment to 1998 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on April 25, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Company.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).

2

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 4th day of August, 2006.

THE TRIZETTO GROUP, INC.

By:	/s/ Jeffrey H. Margolis
Jeffrey H. Margolis
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and James C. Malone, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Margolis Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 4, 2006

/s/ James C. Malone James C. Malone	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2006

/s/ Lois A. Evans Lois A. Evans	Director	August 4, 2006

/s/ Thomas B. Johnson Thomas B. Johnson	Director	August 4, 2006

/s/ L. William Krause L. William Krause	Director	August 4, 2006

S-1

Signature	Title	Date

/s/ Paul F. LeFort Paul F. LeFort	Director	August 4, 2006

/s/ Donald J. Lothrop Donald J. Lothrop	Director	August 4, 2006

/s/ Jerry P. Widman Jerry P. Widman	Director	August 4, 2006

S-2

EXHIBIT INDEX

Number	Description

4.1	1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on April 15, 2004).

4.2	2005 Amendment to 1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005).

4.3	2006 Amendment to 1998 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on April 25, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Company.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).